Exhibit 99.1

Contact:	Michael Catalano	Michael W. Taylor
	Chairman, President and	Senior Vice President and
	Chief Executive Officer	Chief Financial Officer
	(615) 373-3100	(615) 373-3100
AMERICA SERVICE GROUP ANNOUNCES TARGETED
CLOSING OF APRIL 30, 2007, FOR THE SALE OF CERTAIN
ASSETS OF SECURE PHARMACY PLUS
BRENTWOOD, Tennessee (April 2, 2007) — America Service Group Inc. (NASDAQ:ASGR) announced today a targeted closing date of April 30, 2007, for the sale of certain assets of Secure Pharmacy Plus, LLC (SPP), an indirect subsidiary.
As previously announced, the Company entered into a non-binding asset purchase proposal on February 28, 2007, whereby it intends to sell certain assets of SPP to Maxor National Pharmacy Services Corporation (Maxor). The Company and Maxor are in the process of negotiating a definitive asset purchase agreement providing for Maxor’s purchase at book value of certain assets of SPP at closing, including certain prepaid assets, inventory, information systems and other property and equipment. As part of the transaction, Maxor and Prison Health Services, Inc. (PHS), the Company’s primary operating subsidiary, will enter into a long-term supply contract pursuant to which Maxor will be the exclusive provider of pharmaceuticals and medical supplies to PHS.
The Company and Maxor initially targeted the closing of this transaction effective March 31, 2007. Negotiations are continuing and the Company and Maxor now believe that the transaction will close effective April 30, 2007. The final execution of a definitive asset purchase agreement, long-term supply contract and closing of the transaction is subject to final negotiations of the agreements and final approval of the respective companies’ board of directors, among other things.
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105 Westpark Drive — Suite 200 — Brentwood, TN 37027 — 615-373-3100 — Fax 615-376-9862

ASGR Announces Targeted Closing of April 30, 2007
     for the Sale of Certain Assets of Secure Pharmacy Plus

April 2, 2007
Cautionary Statement
This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company’s or management’s beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	the risk that government entities (including the Company’s government customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company’s financial results;

•	the risks arising from shareholder litigation as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company’s financial results;

•	risks associated with the possibility that we may be unable to satisfy covenants under our credit facility;
•	risks arising from potential weaknesses or deficiencies in our internal control over financial reporting;
•	risks arising from the possibility that we may be unable to collect accounts receivable;
•	the Company’s ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;
•	whether or not government agencies continue to privatize correctional healthcare services;
•	the possible effect of adverse publicity on the Company’s business;
•	increased competition for new contracts and renewals of existing contracts;
•	the Company’s ability to execute its expansion strategies;
•	the Company’s ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage;
•	the outcome or adverse development of pending litigation, including professional liability litigation;
•	risks arising from the possibility that the potential sale of certain assets of Secure Pharmacy Plus either does not occur or does not occur on the terms described in this release;
•	risks arising from the possibility that the potential acquirer of certain assets of Secure Pharmacy Plus cannot provide pharmaceuticals or related services at either a cost or service level sufficient to allow the Company to meet its contractual obligations with its customers without negatively impacting financial performance;
•	risks arising from the possibility of continued financial underperformance by Secure Pharmacy Plus;
•	the Company’s dependence on key personnel; and
•	the Company’s determination whether to repurchase shares under its stock repurchase program.
A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.
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